EXHIBIT 5.1

[__________], 2014

Cadus Corporation.

767 Fifth Avenue

New York, New York 10153

Ladies and Gentlemen:

We are counsel to Cadus Corporation, a Delaware corporation (the “Company”). The Company is filing with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus to be furnished to shareholders of the Company (the “Prospectus”) in connection with the distribution by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of Common Stock of the Company. The Registration Statement covers the Rights and up to 13,144,040 shares of Common Stock (the “Shares”) that may be issued and sold by the Company upon exercise of the Rights.

As counsel to the Company, we have examined the originals or copies of such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Registration Statement, corporate resolutions authorizing the distribution of the Rights and the issuance of the Shares, and the Amended and Restated Certificate of Incorporation and Bylaws of the Company, including amendments thereto. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us; (c) the conformity to the originals of all documents submitted to us as copies; (d) genuineness of all signatures contained in the records, documents, instruments and certificates we have reviewed; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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1. The Rights have been duly authorized and, when issued as contemplated by the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. The Shares have been duly authorized, and, when issued and delivered against payment therefor upon due exercise of the Rights as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the Rights and the Shares.

The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. We are members of the Bar of the State of New York. We do not express any opinion concerning the laws of any jurisdiction other than (i) the State of New York, (ii) the Federal laws of the United States, and (iii) the Delaware General Corporation Law. Our opinion is based on statutory laws that are in effect on the date hereof and judicial decisions interpreting such laws, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion. We do not express an opinion on any matters other than those expressly set forth in this letter.

We hereby consent to the use and filing of this opinion letter as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

Very truly yours,

909 Third Avenue, New York, NY 10022-4784   •   p:212.735.8600   •   f:212.735.8708   •   www.morrisoncohen.com